STRICTLY CONFIDENTIAL        EXECUTION VERSION
AMENDMENT NO. 1 TO REINSURANCE AGREEMENT

This AMENDMENT NO. 1 (this “Amendment”), effective as of May 16, 2025 (the “Amendment No. 1 Effective Date”), amends that certain Reinsurance Agreement (as amended from time to time, the “Agreement”), dated as of December 27, 2023, by and between Empower Annuity Insurance Company of America, a Colorado-domiciled life insurer, and Empower Annuity Insurance Company, a Connecticut-domiciled life insurer (each separately, and collectively, as the context requires, the “Company”), and Nationwide Life Insurance Company, a reinsurance company organized under the laws of Ohio (the “Reinsurer”). All capitalized terms that are not defined elsewhere in this Amendment shall have the respective meanings assigned thereto in the Agreement.

WHEREAS, the Company and the Reinsurer mutually desire to amend the Agreement to add [Redacted] the Retirement IncomeAdvantage product (as defined below), effective as of the Amendment No. 1 Effective Date, on and subject to the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and undertakings contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to and on the terms and conditions set forth in this Amendment, the parties hereto, each intending to be legally bound, hereby acknowledge and agree as follows:

1.Amendments.

(a)Section 1.1 of the Agreement is hereby amended to add the following defined terms in appropriate alphabetical order:

“Amendment No. 1 Effective Date” means May 16, 2025.

“Amendment No. 1 IPG Policies” means [Redacted].

“Original Effective Date” means December 31, 2023.

“Original IPG Policies” means the IPG Policies other than the Amendment No. 1 IPG Policies.

[Redacted]

(b)Section 1.1 of the Agreement is hereby amended to amend and restate the following defined terms and definitions in their entirety, as applicable, as follows:

“Accounting Period” means each calendar quarter, provided that the initial Accounting Period (a) with respect to the Original IPG Policies shall commence on the Original Effective Date and end on the last day of the first calendar quarter in 2024 (b) with respect to the Amendment No. 1 IPG Policies shall commence on the Amendment No. 1 Effective Date and end on the last day of the second calendar quarter in 2025, and the final Accounting Period shall commence on the first day of the calendar quarter in which the Termination Date falls and end on the Termination Date.

“Effective Date” means (i) with respect to the Original IPG Policies, the Original Effective Date and (ii) with respect to the Amendment No. 1 IPG Policies, the Amendment No. 1 Effective Date.

“Effective Time” means (i) with respect to the Original IPG Policies, 11:59:59 p.m. Eastern Standard Time and (ii) with respect to the Amendment No. 1 IPG Policies, 12:00:01 a.m. Eastern Standard Time, in each case, on the applicable Effective Date.

“GLWB Charges” mean the applicable product revenue from the IPG Policies that consists of the “Guarantee Benefit Fee” for SecureFoundation product, the “Guarantee Fee” for IncomeFlex Select, IncomeFlex Target and [Redacted] products and [Redacted] (as such terms are defined in the applicable IPG Policies), but excluding any recordkeeping fees, mutual fund revenue, or other revenue associated with the Investment Options such as portfolio fees under the IPG Policies.

“IPG Policies” means the annuity contracts issued by the Company, but only to the extent the same provide guaranteed lifetime withdrawal benefits, and which consist of the SecureFoundation product, the IncomeFlex Select product, IncomeFlex Target product [Redacted], including rollovers from the group product to an individual product, as applicable, but excluding [Redacted].

(c)Section 3.3 of the Agreement is hereby amended and restated in its entirety as follows:
2.
[Redacted]

(a)Section 4.2(b) of the Agreement is hereby amended and restated in its entirety as follows:

[Redacted]

(b)Section 4.2(c) of the Agreement is hereby amended to add a new clause (5) at the end of Section 4.2(c) as follows:

[Redacted]

(c)The Agreement is hereby amended to attach Schedule A-5 hereto as Schedule A-5 to the Agreement.

(d)The Agreement is hereby amended to amend and restate the following Schedules to the Agreement in their entirety, as applicable, each in the corresponding forms attached hereto:

SCHEDULE A-1 – [Redacted]
SCHEDULE A-2 – [Redacted]
SCHEDULE C – [Redacted]
SCHEDULE D – [Redacted]
SCHEDULE G – [Redacted]
SCHEDULE H – [Redacted]
SCHEDULE I – [Redacted]
SCHEDULE J – [Redacted]

3.RIA One-Time Reinsurance Premium; Collateral Account.

(a)In further consideration for the coverage provided with respect to the addition of the Amendment No. 1 IPG Policies, [Redacted].

(b)For avoidance of doubt, the parties hereto acknowledge and agree that the actions contemplated by Sections 4.1(b), 4.1(c) and 9.2(a) of the Agreement relating to the payment of the One-Time Reinsurance Premium and the One-Time Reinsurance Premium Adjustment and the establishment and initial funding of the Collateral Account has already occurred, and references therein to the “Effective Date” and “Effective Time” are with respect to the Original IPG Policies.

4.Representations and Warranties.

(a)Each of Empower Annuity Insurance Company and the Reinsurer hereby makes its respective representations and warranties as set forth in Sections 14.1(a)–(q) and Sections 14.2(a)–(i) of the Agreement, respectively, as of the Amendment No. 1 Effective Date, solely with respect to this Amendment and the Amendment No. 1 IPG Policies, mutatis mutandis; including that:

(i)any references therein to the “Agreement,” “hereof,” “herein” or “hereby” (and other words of similar import) shall be references to this “Amendment;”

(ii)any references therein to “IPG Policy” or the “IPG Policies” shall be references to “the Amendment No. 1 IPG Policies;”

(iii)any references therein to the “IPG Benefits” shall be with respect to the Amendment No. 1 IPG Policies;

(iv)any references therein to the “Company” shall be references to “Empower Annuity Insurance Company;”

(v)any references therein to the “date hereof” or the “Effective Date”, or to the “Effective Time” (and other words of similar import) shall be references to the “Effective Date” and the “Effective Time,” respectively, in each case with respect to the Amendment No. 1 IPG Policies; and

(vi)any references therein to Schedules to the Agreement shall be references to the relevant portions of such Schedules (as amended hereby) relating to the Amendment No. 1 IPG Policies; provided that the reference in Section 14.1(j) of the Agreement to “Schedules A-1 through A-4” shall be a reference to Schedule A-5 attached hereto.

(b)References in the Agreement to the parties’ respective representations and warranties shall include the corresponding applicable representations and warranties made by the respective parties, as applicable, under Section 3(a) of this Amendment, mutatis mutandis, including the defined terms “Breach of Representation,” “Company Fundamental Representations,” and “Reinsurer Fundamental Representations,” Section 14.3 and Section 16.13 (with references in such sections to the “Agreement” being references to this “Amendment” and references in such sections to the “date hereof” being references to the Amendment No. 1 Effective Date, as applicable).

5.General Provisions.

(a)Effect of Amendment. This Amendment shall not constitute an amendment or waiver of any provision of the Agreement not expressly amended or waived herein and shall not be construed as an amendment, waiver or consent to any action that would require an amendment, waiver or consent, except as expressly stated herein. The Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is in all respects ratified and confirmed hereby.

(b)Schedules. The Schedules as modified pursuant to and in accordance with this Amendment shall constitute the Schedules for all purposes under the Agreement.

(c)Counterparts. This Amendment may be executed by the parties hereto in any number of counterparts, and by each of the parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument, and such counterparts may be delivered in electronic format, including by facsimile, email or other transmission method. Such delivery of counterparts shall be conclusive evidence of the intent to be bound hereby and each such counterpart, including those delivered in electronic format, and copies produced therefrom shall have the same effect as an originally signed counterpart.

(d)Governing Law; Dispute Resolution. This Amendment will be construed, performed and enforced in accordance with the laws of the State of New York without giving effect to its principles or rules of conflict of laws thereof or other laws to the extent such principles or rules or laws would require or permit the application of the laws of another jurisdiction. Any disputes arising under this Amendment shall be handled in accordance with the procedures set forth in Section 16.8 of the Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the date first stated above.

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
By:    [Redacted]
Name: [Redacted]
Title: Executive Vice President and
Head of Investments

EMPOWER ANNUITY INSURANCE COMPANY
By:    [Redacted]
Name: [Redacted]
Title: Executive Vice President

NATIONWIDE LIFE INSURANCE COMPANY
By:    [Redacted]
Name: [Redacted]
Title: Vice President, Protected Retirement

[Signature Page to Amendment No. 1]